Exhibit 99.1

LIMITED LIABILITY PARTNERSHIP

EXECUTION VERSION

DATED    17 January 2006

(1)	Developer:

BROADGATE WEST T1 LIMITED and BROADGATE WEST T2 LIMITED as trustees for and on behalf of Appold Street L.P.

(2)	Landlord:

BROADGATE WEST T5 LIMITED AND BROADGATE WEST T6 LIMITED as trustees of land for and on behalf of Appold Street L.P.

(3)	Tenant:

FACTSET EUROPE LIMITED

(4)	Guarantor:

FACTSET RESEARCH SYSTEMS INC

AGREEMENT

RELATING TO

FIFTH, SIXTH AND SEVENTH FLOORS, PHASE II

BROADGATE WEST,

1 SNOWDEN STREET, LONDON EC2

10.3 Tenant’s Plans	14
10.4 Approval Of The Tenant’s Plans	15
10.5 Disapproval/Amendment Of The Tenant’s Plans	16
10.6 Consents	16
10.7 Costs	16
10.8 Copyright	17

11. Base Building Alterations	18

12. Performance Of The Fitting Out Works	18
12.1 Execution Of Fitting Out Works	18
12.2 Cdm Regulations	19
12.3 Tenant To Give Notice Of Starting Works	19
12.4 Works To Be Confined To Premises	19
12.5 Indemnity By Tenant	19
12.6 Fitting Out Works Not To Constitute Improvements	19
12.7 As-Built Plans	20

13. Defects In Developer’s Works	20
13.1 Enforcement Of Building Contract	20
13.2 Access To The Premises	20

14. Title	21
14.1 Official Copies, Etc.	21
14.2 Tenant’s Acceptance	21
14.3 Subjections	21

15. Fixtures	21

16. Disputes	21
16.1 Appointment Of The Independent Expert	21
16.2 Acting As An Expert	22

17. Interest	22

18. Value Added Tax	23
18.1 All Sums Exclusive Of Vat	23
18.2 Payment Of Vat	23
18.3 Reimbursement Of Vat	23

19. Representations	23

20. Merger Of Prior Agreements	23

21. Non-Merger Of Agreement	23

22. Obligations	24

23. Termination	24
23.1 Re-Entry	24
23.2 Termination	24

24. Notices	24

25. Guarantor’s Covenants	24

26. Invalidity Of Certain Provisions	25

27. Third Party Rights	25

28. Restricting Disclosure Of Agreement For Lease And Lease Terms Etc.	25
28.1 Application To Note Agreement For Lease	25

Annexure 1 BASE BUILDING SPECIFICATION	28

Annexure 2 SITE PLAN	29

Annexure 3 CATEGORY A SPECIFICATION	30

Annexure 4 FITTING OUT MANUAL	31

Annexure 5 DECENNIAL INSURANCE	32

Annexure 6 DRAFT LEASE	33

Annexure 7 DRAFT LICENCE FOR ALTERATIONS	34

Annexure 8 SIXTH FLOOR SEPARATION WORKS	35

Annexure 9 BASE BUILD WARRANTIES	36

THIS AGREEMENT is made the 17th day of January 2006

BETWEEN:-

(1)	BROADGATE WEST T1 LIMITED AND BROADGATE WEST T2 LIMITED incorporated in Jersey respectively under company registration numbers 70792 and 70794 each of whose address is 47 Esplanade, St Helier, Jersey JE1 0BD as trustees for and on behalf of Appold Street L.P. and whose address for service in England is care of Gemini Commercial Investments Limited, 9 Appold Street, London EC2A 2AP (the “Developer”);

(2)	BROADGATE WEST T5 LIMITED AND BROADGATE WEST T6 LIMITED incorporated in Jersey respectively under company registration numbers 80225 and 80226 each of whose address is 47 Esplanade, St Helier, Jersey JE1 0BD as trustees of land for and on behalf of Appold Street L.P. and whose address for service in England is care of Gemini Commercial Investments Limited, 9 Appold Street, London EC2A 2AP (the “Landlord”);

(3)	FACTSET EUROPE LIMITED (company registration number 03758696) whose registered office is at One Angel Court, London EC2R 7HJ (the “Tenant”); and

(4)	FACTSET RESEARCH SYSTEMS INC. of 601 Merritt 7, Norwalk, CT 06851, USA and whose address for service of process in England is care of Factset Europe Limited, One Angel Court, London EC2R 7HJ (for the attention of Francois-Xavier Bery) (the “Guarantor”).

WHEREBY IT IS AGREED as follows:-

1.	DEFINITIONS

In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:-

“Base Building” means the building described in the Base Building Specification;

“Base Building Alterations” means any alterations to the Base Building to be made by the Tenant in accordance with clause 11, to the extent only that the same are approved by the Developer pursuant to and in accordance with clause 10;

“Base Building Specification” means the outline specification comprising the document entitled “Shell and Core Outline Specification” annexed to this Agreement as Annexure 1;

“Base Building Warrantors” means:

(a)	Bovis Lend Lease Limited (as Construction Managers);

(b)	Skidmore, Owings Merrill, Inc.;

(c)	Hilson Moran Partnership Limited;

(d)	Ove Arup & Partners Consulting Engineers PC;

(e)	PIP Electrics Limited;

(f)	William Hare Limited;

(g)	Antamex International Inc;

(h)	Mitie Engineering Services (London) Limited;

(i)	Thyssenkrupp Elevator UK Limited; and

(j)	Bachy Soletanche Limited;

“Base Building Works” means the construction of the Base Building in respect of which practical completion occurred on 7 March 2003;

“Building” means the building known as Broadgate West Phase II the approximate boundaries of which are shown for identification edged red on the site plan attached as Annexure 2;

“Building Systems” means the mechanical (including the lifts), electrical, sanitary (including the plumbing and the fixtures and fittings in the toilets in the Base Building), heating, ventilating, life safety, air conditioning, fire or other systems in the Base Building;

“Category A Specification” means the specification entitled “Category A Specification” annexed to this Agreement as Annexure 3, which has been approved by the Tenant and shall include such revisions to it and further plans or drawings (if any) as may be prepared on behalf of the Developer and approved in writing by the Tenant (if required pursuant to this Agreement);

“Category A Warrantors” means:

(a)	in relation to the Fifth Floor Category A Works:

(i)	Skidmore, Owings Merrill, Inc.;

(ii)	Hilson Moran Partnership Limited;

(iii)	PIP Electrics Limited;

(iv)	Defensor Fire Detection Systems Limited;

(v)	Kingspan Access Floors Limited; and

(vi)	Mitie Engineering Services Limited;

(b)	in relation to each of:

(i)	the Sixth Floor B Works; and

(ii)	the Seventh Floor Works,

the architect, mechanical and electrical services design consultant and contractors responsible for the services installation, the fire alarm system contractor and the raised floor contractor appointed by the Developer in each case to carry out and complete the relevant works.

“CDM Regulations” means the Construction (Design and Management) Regulations 1994;

“Consents” means all permissions, consents, licences, certificates, authorisations and other approvals (whether statutory or otherwise) which may, from time to time, be required from any local or other competent authority or any fire officer for the carrying out and completion of the Developer’s Works or, as the case may be, the Fitting Out Works;

“Decennial Insurance” means the policy of insurance against latent defects in the Base Building and in the machinery and plant in the Base Building on the terms described in the copy of the policy annexed to this Agreement as Annexure 5;

“Defects” means any defects, shrinkages and/or other faults or outstanding matters in the Developer’s Works which have not been caused by the execution of the Fitting Out Works and which manifest themselves within the relevant Defects Period for that part of the Developer’s Works and all of which shall be specified by the Tenant, after consultation with the Developer, in one or more schedules of defects which the Tenant shall deliver to the Developer not later than five (5) Working Days prior to the expiration of the Defects Period;

“Defects Period” shall be the twelve month period commencing on:

(a)	in the case of the Fifth Floor Category A Works, the date of this Agreement;

(b)	in the case of the Sixth Floor Separation Works, practical completion of such works;

(c)	in the case of the Sixth Floor B Works, practical completion of such works; and

(d)	in the case of the Seventh Floor Works, practical completion of such works;

“Developer’s Works” means the Fifth Floor Category A Works, the Sixth Floor Separation Works, the Sixth Floor B Works and, if required to be carried out, the Seventh Floor Works;

“Fifth Floor Category A Works” means the works carried out on behalf of the Landlord prior to the date of this Agreement to the Fifth Floor Premises to fit them out to the level described in the Category A Specification;

“Fifth Floor Premises” has the meaning given to it in the Lease;

“Fifth Floor Terrace” has the meaning given to it in the Lease;

“Fitting Out Manual” means the manual of that name annexed to this Agreement as Annexure 4;

“Fitting Out Works” means any works required by the Tenant to complete the fitting out of the Premises for occupation and use, the Terrace Works, the Staircase Works, the

Roof Works or any works which may be required in order to comply with the requirements of any statute relating to the Tenant’s use and occupation of the Premises, as the same may in each case, from time to time, be approved by the Landlord in accordance with clause 10;

“Independent Expert” means the independent expert appointed to act as specified in clause 16;

“Initial Premises” means the Fifth Floor Premises and the Sixth Floor A Premises;

“Landlord” includes the person for the time being entitled to the reversion immediately expectant on the termination of the term of the Lease agreed to be granted;

“Landlord’s Solicitors” means Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ (Ref: VJC/70-40010302/AJR) or such other firm of solicitors as may be appointed by the Landlord from time to time and notified to the Tenant;

“Licence for Alterations” means the licence in the form of the draft attached as Annexure 7;

“Lease” means the Lease of the Premises to be granted by the Landlord to the Tenant on the date of this Agreement in the form of the draft Lease attached as Annexure 6;

“Net Internal Area” means the total floor area expressed in square feet measured in accordance with the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers current at the date upon which reference is made to such Code (ignoring any works carried out by or on behalf of any tenant or occupier during the subsistence of this Agreement in existence at the time of such measurement which would reduce such total floor area);

“Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, and the Planning and Compensation Act 1991, and includes any other applicable town and country planning legislation;

“Premises” means the aggregate of the Initial Premises, the Sixth Floor B Premises and the Seventh Floor Premises;

“Prohibited Materials” means any goods, materials, substances or products not in accordance with relevant British and European Standards and Codes of Practice or otherwise generally known or suspected within the construction or engineering industries at the time of use or specification (as appropriate) to be deleterious to health in humans or safety;

“Roof Works” has the meaning given to such expression in the Lease;

“Seventh Floor Contractual Handover Date” has the meaning given to it in clause 37.5 of the Lease;

“Seventh Floor Lease” has the meaning given to it in the Lease;

“Seventh Floor Notice” means the notice by the Tenant of the Lease pursuant to clause 37.1.1 of the Lease;

“Seventh Floor Premises” has the meaning given to it in the Lease;

“Seventh Floor Works” means the works to be carried out on behalf of the Landlord to the Seventh Floor Premises to fit them out to the level described in the Category A Specification;

“Sixth Floor A Premises” has the meaning given to it in the Lease;

“Sixth Floor A Works” means the works to be carried out by the Tenant to the Sixth Floor A Premises in accordance with the Category A Specification;

“Sixth Floor B Premises” has the meaning given to it in the Lease;

“Sixth Floor B Contractual Handover Date” has the meaning given to it in clause 3.1.2 of the Lease;

“Sixth Floor B Works” means the works to be carried out on behalf of the Landlord to the Sixth Floor B Premises to fit them out to the level described in the Category A Specification;

“Sixth Floor Separation Works” means the installation of a dividing wall as shown on the drawings attached at Annexure 8 and in accordance with the separation works specification at Annexure 8 to separate the Sixth Floor A Premises from the Sixth Floor B Premises;

“Sixth Floor Term Commencement Date” has the meaning given to it in clause 3.1 of the Lease;

“Staircase Works” means works to construct an internal staircase between the Fifth Floor Premises and the Sixth Floor A Premises should the Tenant wish to construct such a staircase;

“Tenant’s Designer” means such reputable firm or company of designers or architects as may be appointed by the Tenant for the purposes of this Agreement;

“Tenant’s Engineer” means such reputable firm or company of mechanical and electrical engineers as may be appointed by the Tenant) for the purposes of this Agreement;

“Tenant’s Plans” shall have the meaning ascribed to them in clause 10.2;

“Tenant’s Professional Firms” means the Tenant’s Designer, the Tenant’s Engineer and other professionals or sub-contractors providing services or advice to the Tenant in relation to the Fitting Out Works as the Tenant may appoint or nominate;

“Tenant’s Solicitors” means Allen & Overy LLP, One New Change, London EC4M 9QQ (Ref: IIJM/SXC) or such other firm of solicitors as may be appointed by the Tenant from time to time and notified to the Landlord;

“Terrace Works” means fitting-out works to the Fifth Floor Terrace to fit it out as an open air seating area;

“VAT” and “Value Added Tax” means value added tax as provided for in the VAT Act and includes any other tax from time to time replacing it or of a similar fiscal nature;

“VAT Act” means the Value Added Tax Act 1994;

“Warranties” means the warranties from the Base Building Warrantors and the Category A Warrantors to be given to the Tenant pursuant to this Agreement;

“Working Day” means any day, other than a Saturday or Sunday, on which clearing banks in the United Kingdom are open to the public for the transaction of business.

2.	INTERPRETATION

Unless there is something in the subject or context inconsistent with the same:-

2.1	every covenant by a party comprising more than one person shall be deemed to be made by such party jointly and severally;

2.2	words importing persons shall include firms, companies and corporations and vice versa;

2.3	any covenant by any party not to do any act or thing shall include an obligation not to permit or suffer such act or thing to be done;

2.4	any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of it for the time being in force, and all instruments, orders, notices, regulations, directions, bye-laws, permissions and plans for the time being made, issued or given under it, or deriving validity from it;

2.5	all agreements and obligations by any party contained in this Agreement (whether or not expressed to be covenants) shall be deemed to be, and shall be construed as, covenants by such party;

2.6	the words “including” and “include” shall be deemed to be followed by the words “without limitation”;

2.7	any reference to a clause or schedule shall mean a clause or schedule of this Agreement;

2.8	the titles or headings appearing in this Agreement are for reference only and shall not affect its construction;

2.9	any reference to any person in relation to VAT shall (where appropriate and unless the context otherwise requires) be construed, at any time when such person is treated as a member of a group for the purposes of sections 43 to 43C of the VAT Act, to include a reference to the representative member of such group at such time (the term “representative member” to be construed in accordance with the said sections 43 to 43C).

3.	BASE BUILDING

3.1	Practical Completion of the Base Building Works

The certificate of practical completion of the Base Building Works was issued on 7 March 2003, a copy of which has been provided to the Tenant prior to the date of this Agreement.

3.2	Base Building Warranties

The Developer shall procure that warranties from the Base Building Warrantors in the form attached at Annexure 9 are delivered to the Tenant within one month after the date of this Agreement.

4.	FIFTH FLOOR CATEGORY A WORKS

4.1	Completion of the Works

The Developer has undertaken and completed the Fifth Floor Category A Works prior to the date of this Agreement:

4.1.1	in a good and workmanlike manner;

4.1.2	with good and sound materials;

4.1.3	so that the works are free of Prohibited Materials;

4.1.4	in accordance with all relevant statutory requirements, British Standards and then current codes of building practice;

4.1.5	in compliance with all necessary Consents in so far as they relate to the Fifth Floor Category A Works; and

4.1.6	in accordance with the Category A Specification.

4.2	Warranties

4.2.1	The Developer shall procure that warranties from the Category A Warrantors in respect of the Fifth Floor Category A Works are delivered to the Tenant within one month after the date of this Agreement or, if required, one month after the Tenant approves the warranties pursuant to clause 4.2.2.

4.2.2	Such warranties shall be in a form which is not materially less advantageous to the Tenant than the warranties from the Base Building Warrantors or in such form as the Tenant may approve, such approval not to be unreasonably withheld or delayed.

4.3	Carpet Contribution

The Landlord shall pay the Tenant on the date of this Agreement Thirty-eight thousand five hundred and thirty-eight pounds (£38,538) as a capital contribution towards the cost of the Tenant fitting carpets to the Fifth Floor Premises.

4.4	Grommet Contribution

The Landlord shall pay the Tenant on the date of this Agreement Six thousand four hundred and forty pounds (£6,440) as a capital contribution towards the cost of the Tenant installing grommets in the Fifth Floor Premises.

5.	SIXTH FLOOR A SEPARATION WORKS

5.1	Execution of the Works

5.1.1	The Developer shall, at its cost, and as soon as reasonably practicable and in any event by 1 March 2006 (subject to the Tenant giving access pursuant to clause 5.2) carry out and complete the Sixth Floor Separation Works:

(a)	in a good and workmanlike manner;

(b)	with good and sound materials;

(c)	in accordance all relevant statutory requirements, British Standards and then current codes of building practice;

(d)	so that the works are free of Prohibited Materials;

(e)	in compliance with all necessary Consents in so far as they relate to the Sixth Floor Separation Works; and

(f)	in accordance with the drawings and specification attached as Annexure 8.

5.1.2	The Developer shall forthwith obtain the Consents (if any) which are required for the Sixth Floor Separation Works.

5.2	Access

5.2.1	With effect from the Initial Term Commencement Date, the Tenant shall permit the Developer and its contractors and all persons reasonably and properly authorised by them to enter those parts of the Sixth Floor A Premises as are reasonably necessary in order to carry out any elements of the Sixth Floor Separation Works that cannot be reasonably carried out from within the Sixth Floor B Premises and the Developer shall or shall procure that the person exercising such right shall cause the minimum inconvenience and disturbance reasonably practicable to the Tenant, shall make good as soon as reasonably practicable and to the reasonable satisfaction of the Tenant any physical damage caused and shall observe any security requirements which the Tenant may reasonably impose.

5.2.2	The Developer and the Tenant shall work together each acting reasonably to enable the Sixth Floor Separation Works to be carried out at the same time as the Sixth Floor A Works without obstruction or interference with either.

5.3	Termination

If, subject to the Tenant having materially complied with clause 5.2, the Sixth Floor Separation Works have not been practically completed by 1 April 2006, the Tenant may at any time thereafter (but not once the Sixth Floor Separation Works have been practically completed) terminate this Agreement and the Lease on service of written notice to the Landlord.

5.4	Grommet Contribution

5.4.1	The Landlord shall pay to the Tenant on the date of this Agreement Two thousand seven hundred and eighty-eight pounds (£2,788) as an estimated capital contribution towards the cost of the Tenant installing grommets in the Sixth Floor A Premises.

5.4.2	Within ten (10) Working Days after the Net Internal Area of the Sixth Floor A Premises is agreed or determined pursuant to clause 8, the Landlord and the Tenant shall calculate the final amount of the contribution based on an allowance of £40 for every ten square metres of Net Internal Area of the Sixth Floor A Premises. If the final contribution is more than the estimated amount in clause 5.4.1, the Landlord shall pay the difference to the Tenant within five (5) Working Days of its calculation and vice versa if the final contribution is lower than the estimated amount.

6.	SIXTH FLOOR B PREMISES

6.1	Execution of works

Subject to the Developer obtaining such of the Consents as are normally obtained prior to or during the course of the carrying out of such works (which the Developer shall use all reasonable endeavours to obtain), the Developer shall, at its cost, carry out and complete the Sixth Floor B Works by the Sixth Floor B Contractual Handover Date:

6.1.1	in a good and workmanlike manner;

6.1.2	with good and sound materials;

6.1.3	in accordance all relevant statutory requirements, British Standards and then current codes of building practice;

6.1.4	so that the works are free of Prohibited Materials;

6.1.5	in compliance with all necessary Consents in so far as they relate to the Sixth Floor B Premises; and

6.1.6	in accordance with the Category A Specification.

6.2	Warranties

The Developer shall procure that warranties from the Category A Warrantors in respect of the Sixth Floor B Works are delivered to the Tenant on or before the Sixth Floor B Contractual Handover Date.

6.3	Non-availability of materials

If any of the materials required for the Sixth Floor B Works shall not be available within a reasonable time or at a reasonable cost, the Developer may substitute such comparable materials as are so obtainable.

6.4	Variation of Approved Plans

6.4.1	The Developer shall have the right to vary the Category A Specification in relation to the Sixth Floor B Works as the Developer may, from time to time, reasonably require and any such variation shall be first approved by the Tenant, such approval not to be unreasonably withheld or delayed.

6.4.2	Where the Tenant’s approval is required under clause 6.4.1 and the Tenant wishes to object to any such variations, it shall, within ten (10) Working Days of receiving details of any such variation, give written notice to the Developer specifying in what particular respects it objects to such variation.

6.4.3	No such approval need be obtained if the Developer shall be required by any statute or by any local or other competent authority or the fire officer or by the insurers to make such variation and in such event the Developer shall within ten (10) Working Days afterwards inform the Tenant of such variation.

6.5	Grommet Contribution

If on the Sixth Floor Term Commencement Date there are not already grommets installed in the Sixth Floor B Premises, the Landlord shall pay to the Tenant on the later of:

6.5.1	the Sixth Floor Term Commencement Date; and

6.5.2	ten (10) Working Days after the measurement of the Sixth Floor B Premises has been agreed or determined pursuant to clause 8,

the sum of forty pounds (£40) for every ten square metres of the Sixth Floor B Premises, as a capital contribution towards the cost of the Tenant installing grommets in the Sixth Floor B Premises.

6.6	Notification

The Developer shall notify the Tenant in writing that it has commenced the Sixth Floor B Works within five (5) Working Days of their commencement.

6.7	Tenant inspection

The Landlord and Developer shall at the request of the Tenant permit the Tenant and its duly authorised representatives to have access to the Sixth Floor B Premises for the purposes only of inspecting the Sixth Floor B Works subject to:

6.7.1	the Tenant giving reasonable prior notice to the Landlord and the Developer of the date and time of inspections;

6.7.2	compliance with such safety and security precautions as may be in force from time to time in respect of the Sixth Floor B Works;

6.7.3	the Tenant not causing any delay to the carrying out of the Sixth Floor B Works; and

6.7.4	the Tenant not giving instructions to the contractors or persons engaged in the carrying out of the Sixth Floor B Works but referring all matters, whether of complaint or otherwise, in writing to the Developer.

7.	SEVENTH FLOOR PREMISES

7.1	Execution of works

If the Tenant serves a Seventh Floor Notice to exercise its option to take the Seventh Floor Lease as set out in clause 37 of the Lease, then subject to the Developer obtaining such of the Consents as are normally obtained prior to or during the course of the carrying out of such works (which the Developer shall use all reasonable endeavours to obtain), the Developer shall, at its cost, carry out and complete the Seventh Floor Works by the Seventh Floor Contractual Handover Date:

7.1.1	in a good and workmanlike manner;

7.1.2	with good and sound materials;

7.1.3	in accordance with all relevant statutory requirements, British Standards and then current codes of building practice;

7.1.4	so that the works are free of Prohibited Materials;

7.1.5	in compliance with all necessary Consents in so far as they relate to the Seventh Floor Premises; and

7.1.6	in accordance with the Category A Specification.

7.2	Warranties

The Developer shall procure that warranties from the Category A Warrantors in respect of the Seventh Floor Works are delivered to the Tenant on or before the Seventh Floor Contractual Handover Date.

7.3	Non-availability of materials

If any of the materials required for the Seventh Floor Works shall not be available within a reasonable time or at a reasonable cost, the Developer may substitute such comparable materials as are so obtainable.

7.4	Variation of Approved Plans

7.4.1	The Developer shall have the right to vary the Category A Specification in relation to the Seventh Floor Works as the Developer may, from time to time, reasonably require and any such variation shall be first approved by the Tenant, such approval not to be unreasonably withheld or delayed.

7.4.2	Where the Tenant’s approval is required under clause 6.4.1 and the Tenant wishes to object to any such variations, it shall, within ten (10) Working Days of receiving details of any such variation, give written notice to the Developer specifying in what particular respects it objects to such variation.

7.4.3	No such approval need be obtained if the Developer shall be required by any statute or by any local or other competent authority or the fire officer or by the insurers to make such variation and in such event the Developer shall within ten (10) Working Days afterwards inform the Tenant of such variation.

7.5	Grommet Contribution

If on the Seventh Floor Term Commencement Date there are not already grommets installed in the Seventh Floor Premises, the Landlord shall pay to the Tenant on the later of:

7.5.1	the Seventh Floor Term Commencement Date; and

7.5.2	ten (10) Working Days after the measurement of the Seventh Floor Premises has been agreed or determined pursuant to clause 8,

the sum of forty (£40) pounds for every ten square metres of the Seventh Floor Premises, as a capital contribution towards the cost of the Tenant installing grommets in the Seventh Floor Premises.

7.6	Notification

The Developer shall notify the Tenant in writing that it has commenced the Seventh Floor Works within five (5) Working Days of their commencement.

7.7	Tenant inspection

The Landlord and Developer shall at the request of the Tenant permit the Tenant and its duly authorised representatives to have access to the Seventh Floor Premises for the purposes only of inspecting the Seventh Floor Works subject to:

7.7.1	the Tenant giving reasonable prior notice to the Landlord and the Developer of the date and time of inspections;

7.7.2	compliance with such safety and security precautions as may be in force from time to time in respect of the Seventh Floor Works;

7.7.3	the Tenant not causing any delay to the carrying out of the Seventh Floor Works; and

7.7.4	the Tenant not giving instructions to the contractors or persons engaged in the carrying out of the Seventh Floor Works but referring all matters, whether of complaint or otherwise, in writing to the Developer.

8.	MEASUREMENT

8.1	Measurement Date

The Developer shall as soon as reasonable to do so after practical completion of the Sixth Floor Separation Works inform the Tenant that the Sixth Floor A Premises and the Sixth Floor B Premises are capable of measurement for the purposes of agreeing or determining the Net Internal Area.

8.2	Joint Measurement

The Developer and the Tenant shall within ten (10) Working Days after the Developer’s notice pursuant to clause 8.1 jointly measure or procure the joint measurement of the Sixth Floor A Premises and the Sixth Floor B Premises in order to agree the Net Internal Area of each.

8.3	Referral

If the parties cannot agree the Net Internal Area of either or both within ten (10) Working Days of the joint measurement the same shall be referred to an Independent Expert pursuant to clause 16.

8.4	Seventh Floor Premises

If clause 7.1 applies to require the Developer to carry out the Seventh Floor Works, then the provisions of clauses 8.1 to 8.3 inclusive shall apply in relation to the measurement of the Seventh Floor Premises once the Seventh Floor Works have been sufficiently carried out to make the measurement sufficiently accurate as if references in such clauses to the “ Sixth Floor A Premises and the Sixth Floor B Premises” were to the “Seventh Floor Premises”.

9.	SIXTH FLOOR A WORKS

9.1	Execution

9.1.1	On or after the Initial Term Commencement Date, and subject to the Tenant having obtained all Consents necessary in respect of such works, the Tenant shall commence and carry out the Sixth Floor A Works.

9.1.2	The Tenant shall procure that once commenced the Sixth Floor A Works are carried out:

(a)	in a good and workmanlike manner;

(b)	with good and sound materials;

(c)	in accordance with all relevant statutory requirements, British Standards and then current codes of building practice;

(d)	so that the works are free of Prohibited Materials;

(e)	in compliance with all necessary Consents in so far as they relate to the Sixth Floor A Premises; and

(f)	in accordance with the Category A Specification.

9.1.3	The Tenant shall notify the Landlord once it has commenced the Sixth Floor A Works.

9.2	Landlord’s Contribution

9.2.1	The Landlord shall pay to the Tenant a capital contribution to the cost of the Sixth Floor A Works. The estimated amount of such contribution shall be Two hundred and forty-nine thousand, one hundred and seventy-five pounds (£249,175) and shall be paid by the Landlord on the date which is five (5) Working Days after the Tenant’s notification to the Landlord pursuant to clause 9.1.

9.2.2	Within ten (10) Working Days after the Net Internal Area of the Sixth Floor A Premises is agreed or determined pursuant to clause 8, the Landlord and Tenant shall calculate the final capital contribution. If the final contribution is more than the estimated amount in clause 9.2.1, the Landlord shall pay the difference to the Tenant within five (5) Working Days of its calculation and vice versa if the final contribution is lower than the estimated amount.

9.2.3	The capital contribution shall be calculated by reference to the following amounts:

(a)	an allowance for the Sixth Floor A Works of £35 per square foot of Net Internal Area of the Sixth Floor A Premises; plus

(b)	an allowance for gromments of £40 for every ten square metres of Net Internal Area of the Sixth Floor A Premises; less

(c)	a deduction of £2.15 per square foot of Net Internal Area of the Sixth Floor A Premises for the raised floor installed by the Developer to such premises prior to the date of this Agreement.

10.	APPROVAL OF FITTING OUT WORKS AND APPROVALS

10.1	Fitting Out Works

If the Tenant wishes to carry out any Fitting Out Works to the Premises (whether to the Initial Premises or, with effect from the Sixth Floor Term Commencement Date, to the Sixth Floor B Premises or, if the Tenant exercises its option pursuant to clause 37 of the Lease, with effect from the Seventh Floor Term Commencement Date, to the Seventh Floor Premises) or to other relevant parts of the Building in relation to the Terrace Works and the Roof Works it shall comply with the provisions of this clause 10 and of clauses 11 and 12 (inclusive).

10.2	Tenant to prepare plans for the Fitting Out Works

10.2.1	The Tenant shall, at its cost and expense, cause:

(a)	the Tenant’s Designer to prepare architectural working drawings and specifications; and

(b)	the Tenant’s Engineer to prepare engineering working drawings and specifications in respect of those elements of the Fitting Out Works which the Tenant wishes to carry out and which require approval under clause 10.4 and the Tenant shall submit three reproducible copies of the same to the Developer for approval, to the extent that approval is required under clause 10.4.

10.2.2	If (and to the extent only) the same require approval and are approved by the Developer pursuant to clause 10.4, the working drawings and specifications caused to be prepared by the Tenant pursuant to the provisions of this clause 10.2 and any changes permitted under this clause 10 shall constitute “Tenant’s Plans” for the purposes of this Agreement.

10.3	Tenant’s Plans

10.3.1	Subject to clause 10.3.3 the Tenant’s Plans shall show works which are not inconsistent or incompatible with the Base Building.

10.3.2	The Tenant’s Plans shall be transmittable in electronic format and consist of scaled and dimensioned architectural and engineering working drawings and specifications showing those elements of the Fitting Out Works which require approval under clause 10.4 including (without limitation) all mechanical, electrical, plumbing and fire protection drawings, architectural and engineering working drawings and specifications which shall be consistent with the design of the Base Building Works and shall contain sufficient details to enable the Developer to determine whether or not the Tenant’s Plans should be approved pursuant to clause 10.4.

10.3.3	The Tenant’s Plans (including any changes to them) shall not:

(a)	without the consent of the Developer (which consent, for the avoidance of doubt, shall be in the Developer’s absolute discretion) give rise to or require changes to or alter the dimensions of the Base Building or be incompatible with it;

(b)	contain facilities, materials or work which if implemented would:

(i)	affect the exterior (including the appearance) of the Base Building provided that this restriction shall not apply to the Terrace Works nor to the Roof Works which may be carried out subject to compliance with clauses 10 to 12 inclusive and subject to the Developer’s consent to such works (which consent, for the avoidance of doubt, shall be in the Developer’s absolute discretion in relation to the exterior appearance of such works); or

(ii)	adversely affect:

(1)	the structure of the Base Building; or

(2)	the mechanical and electrical systems and equipment (including all Conduits (as defined in the Lease) which do not exclusively serve the Premises) in the Base Building; or

(iii)	adversely affect the open market value or the value of the Landlord’s interest in the Building (save to an immaterial extent); or

(iv)	adversely affect the usage or the functioning of the Building Systems or the cost of operating such systems; or

(v)	violate or be inconsistent with any laws or the requirements of any Consents or the requirements from time to time of the insurers of the Building or be such that any Consents are reasonably likely to be unobtainable; or

(vi)	incorporate Prohibited Materials; or

(vii)	invalidate any of the Warranties or have an adverse effect on the enforceability of any of the Warranties (otherwise than an immaterial effect).

10.4	Approval of the Tenant’s Plans

10.4.1 (a)	The Tenant’s Plans and any subsequent changes to them which the Tenant may desire shall, to the extent that the same require approval under clause 14 of the Lease, be subject to the Developer’s approval on the basis set out in clause 14 of the Lease and the Developer shall endeavour to respond to any requests for approval within such period as the Tenant may reasonably specify in order to avoid progress on the Fitting Out Works being delayed.

(b)	The Landlord confirms that any approval given by the Developer under the terms of this clause shall also be approval for the purposes of clause 14 of the Lease and the Landlord shall grant a Licence for Alterations pursuant to the Lease to formalise such approval.

10.4.2	Without prejudice to the generality of the Developer’s obligations in clause 10.4.1 if the Developer does not intend to approve any aspects of the applicable drawings and specifications then it shall, within ten (10) Working Days of the date of receipt of the Tenant’s proposals, give notice in writing specifying in detail the grounds for such disapproval and within ten (10) Working Days after receipt of such Developer’s notice the Tenant shall either require that the issue be referred to the Independent Expert or the Tenant shall return to the Developer appropriate corrections to the drawings and specifications. The Developer shall either approve or disapprove of such drawings and specifications as corrected by notice to the Tenant within five (5) Working Days of the receipt of such corrections. In the event of its disapproval, the procedures set out in this clause 10.4 shall be repeated.

10.5	Disapproval/Amendment of the Tenant’s Plans

Subject to the preceding provisions of this clause 10:

10.5.1	if the Developer (acting reasonably) shall consider that any of the Tenant’s Plans are not consistent or compatible with the Base Building the Developer will return the relevant Tenant’s Plans to the Tenant for amendment and will draw to the attention of the Tenant any inconsistencies which the Developer has identified; and

10.5.2	the Developer shall be entitled, where reasonable to do so, to require further information in relation to any of the Tenant’s Plans submitted to it without necessarily rejecting such Tenant’s Plans and shall also be entitled to require the Tenant to submit supplemental Tenant’s Plans to provide further details of the works ascribed to them.

10.6	Consents

10.6.1	The Tenant shall use all reasonable endeavours to obtain all necessary Consents required for the Fitting Out Works and the Tenant shall be responsible for and shall pay on demand all costs and expenses incurred by the Tenant (or with its prior approval) by the Developer on its behalf in that connection and shall retain primary responsibility for such Consents.

10.6.2	The Tenant shall on request supply to the Developer copies of all such Consents once they have been obtained.

10.7	Costs

10.7.1	The Tenant shall bear the reasonable costs of the Developer and the Landlord in reviewing and approving any Fitting Out Works in respect of the Initial

Premises and in relation to completion of a Licence for Alterations in respect of the same, up to a maximum of £5,000 (exclusive of VAT).

10.7.2	The Tenant shall bear the reasonable costs of the Developer and the Landlord in reviewing and approving any Fitting Out Works in respect of the Sixth Floor B Premises or the Seventh Floor Premises and in relation to completion of a Licence for Alterations in respect of the same.

10.8	Copyright

10.8.1	The Developer shall procure for the Tenant (at no cost to the Tenant) from time to time irrevocable non-exclusive royalty free copyright and other intellectual property licences to use and reproduce any drawings produced as part of the design or construction of the Base Building Works, the Fifth Floor Category A Works, the Sixth Floor B Works or the Seventh Floor Works relevant to the Sixth Floor A Works or the Fitting Out Works or any part of any of them and the Tenant’s use of the Premises or any other part of the Building in respect of which it has a lease, licence or other right to occupy.

10.8.2	The Tenant undertakes that it shall observe all restrictions on copyright and other intellectual property rights of which it has prior notice applicable to all drawings, plans, specifications, costs information, contract documents and calculations supplied by the Developer or its agents in connection with or related to the Base Building Works and the Developer’s Works and will not use or knowingly permit to be used any of the same otherwise than:

(a)	exclusively in connection with the planning and execution of the Fitting Out Works and/or the Sixth Floor A Works; or

(b)	for any other purposes authorised or required under this Agreement; or

(c)	in the performance by the Tenant of its obligations under and pursuant to the conditions of the Lease or the Seventh Floor Lease or any documents granted out of or relating to them or any other parts of the Building in respect of which the Tenant has a right to occupy; or

(d)	for any reasonable purposes connected with the use or occupation of the Premises for the purposes permitted by the Lease or the Seventh Floor Lease; or

(e)	in the exercise by the Tenant of its rights under the Lease or the Seventh Floor Lease or any other occupational document vested in it and relating to the Building; or

(f)	in publicity of the Tenant,

and that (subject as aforesaid) the Tenant will use all reasonable endeavours to procure compliance with this clause 10.8 by the Tenant’s Professional Firms or any third party engaged, instructed or retained by the Tenant in connection with the Fitting Out Works and matters provided for in this Agreement.

11.	BASE BUILDING ALTERATIONS

To the extent that the Developer approves any Base Building Alterations (notwithstanding the provisions of clause 10.3.3(a)) the Tenant shall carry out and complete those works as part of the Fitting Out Works and shall:

11.1	in relation to any Base Building Alterations which are approved by the Developer (as aforesaid), procure that each trade contractor and consultant which designed or carried out (as applicable) the relevant elements of the Base Building Works which are affected by such Base Building Alterations is given sufficient access to the Premises to enable it or them to inspect such Base Building Alterations subject to the persons exercising such access rights complying with the provisions of clause 5.2.1 and to provide confirmation in writing addressed to the Developer and the Tenant that the Base Building Alterations do not affect the validity or enforceability of any warranty given by such trade contractor or consultant;

11.2	procure that if requested by the monitoring surveyor for the insurer providing the Decennial Insurance, that such surveyor is given sufficient access to the Premises to enable such surveyor to inspect the Base Building Alterations and to confirm that the cover provided by the Decennial Insurance remains on foot and is not voided in any way whatsoever by the Base Building Alterations; and

11.3	pay the proper inspection fees charged by any of the persons or firms referred to in clauses 11.1 and 11.2.

12.	PERFORMANCE OF THE FITTING OUT WORKS

12.1	Execution of Fitting Out Works

The Tenant shall procure that any Fitting Out Works whether to the Initial Premises, the Sixth Floor B Premises or the Seventh Floor Premises which are commenced are carried out:

12.1.1	in a good and workmanlike manner, and in accordance with then current codes of building practice;

12.1.2	using materials of sound quality free from Prohibited Materials;

12.1.3	in accordance with the Tenant’s Plans as approved by the Developer;

12.1.4	in compliance with the terms and conditions laid down by the Institution of Electrical Engineers and with the regulations of the electricity supply authority, in each case insofar as the Fitting Out Works relate to any alteration or addition to any electrical installation;

12.1.5	in accordance with all necessary Consents required for the Fitting Out Works;

12.1.6	in accordance with the Planning Acts and any other applicable statute;

12.1.7

in accordance with the Fitting Out Manual (but for the avoidance of doubt the provisions of Section 2 of the Fitting Out Manual which relate to the approval of fitting out works shall not apply and generally in the event of any conflict between the Fitting Out Manual and this Agreement the provisions of this Agreement shall apply) and the terms of this Agreement; and

12.1.8	to the extent that any element of the Fitting Out Works is a Base Building Alteration, in accordance with clause 11.

12.2	CDM Regulations

If the Fit Out Works are notifiable (as defined in Regulation 2 of the CDM Regulations) and five or more people will be involved in the Fitting Out Works at any one time the Tenant:

12.2.1	acknowledges that it shall act as and shall be regarded as the only client for the purposes of the CDM Regulations in relation to the Fitting Out Works and shall make the necessary declaration (in accordance with paragraph 4(4) of the CDM Regulations) to the Health and Safety Executive that it so acts.

12.2.2	shall comply with all its obligations as client under the CDM Regulations.

12.2.3	shall procure that the Fitting Out Works shall not be commenced until the preconstruction health and safety plan complying with CDM Regulation 15(4) has been prepared in respect of those works.

12.2.4	shall provide access to a copy of the Health and Safety Plan and the Health and Safety File as defined under the CDM Regulations to the Developer.

12.3	Tenant to give notice of starting works

The Tenant shall give written notice to the Developer and the Landlord of the proposed date of commencement of the Fitting Out Works prior to commencing any works at the Premises.

12.4	Works to be confined to Premises

The Tenant shall ensure that the Fitting Out Works are confined to the Initial Premises, the Sixth Floor B Premises or the Seventh Floor Premises as applicable and, in the case of Roof Works and Terrace Works such parts of the Building where those works are being carried out, and in the event of any materials or works being left outside the relevant part of the Premises, the Landlord shall be entitled to remove them on not less than 3 Working Days prior written notice to the Tenant without being liable for any damage or loss and the Tenant shall, on demand, reimburse the Landlord for the cost of such removal.

12.5	Indemnity by Tenant

The Tenant shall keep the Landlord and the Developer indemnified from and against any breach or non-performance of any conditions which may be imposed by any planning permission or building regulations relating to the Fitting Out Works and against any claim by an adjoining owner or occupier or member of the public or other person arising out of, or incidental to, the execution of the Fitting Out Works.

12.6	Fitting Out Works not to constitute improvements

The Fitting Out Works shall not constitute or be deemed to be improvements in respect of which any claim for compensation shall at any time be made by the Tenant.

12.7	As-built plans

As soon as reasonably practicable and in any event within three (3) months following the completion of the Fitting Out Works to each of the Initial Premises, the Sixth Floor B Premises and the Seventh Floor Premises, the Developer and the Tenant shall each sign and exchange a memorandum annexing the as-built plans (which shall comply with clause 10.3.2 and shall (if applicable) include scaled and dimensioned drawings and specifications showing non-structural architectural details including floor and wall coverings, painted surfaces, finishes, cabinet work and any other special finish requirements of the Tenant) for the purposes of recording the works carried out by the Tenant in accordance with the terms of this Agreement.

13.	DEFECTS IN DEVELOPER’S WORKS

13.1	Enforcement of building contract

The Developer shall as soon as reasonably practicable upon receiving notice of the same remedy or procure to be remedied all, Defects which manifest themselves during any Defects Period.

13.2	Access to the Premises

13.2.1	With effect from the Initial Term Commencement Date, on reasonable prior notice to the Tenant (save in the case of emergency), the Tenant shall permit the Developer and all persons properly and reasonably authorised by it to enter the relevant part of the Premises:

(a)	to examine the state and condition of the Fitting Out Works; and

(b)	in order to remedy Defects.

13.2.2	In exercising the rights granted in clause 13.2.1:

(a)	the Developer shall not (save in emergency) interfere with the progress of the relevant part of the Fitting Out Works and will refer all matters (whether of complaint or otherwise) to the Tenant and not to the Tenant’s consultants nor to its contractor or their sub-contractors or any other person;

(b)	the Developer (or authorised person) shall report to the relevant works office and shall (if appropriate) be accompanied by the Tenant;

(c)	the Developer (or the authorised person) shall comply with the reasonable safety and security requirements imposed by the Tenant from time to time and in any such case the persons so entering shall cause the minimum disturbance reasonably practicable and make good to the reasonable satisfaction of the Tenant any physical damage that it causes to the relevant part of the Premises and to any Tenant’s fixtures and fittings or chattels on the Premises as soon as reasonably practicable.

14.	TITLE

14.1	Official copies, etc.

Title to the Premises shall consist of official copies of the register and the title plan of title number EGL430478 as at 18 November 2005.

14.2	Tenant’s acceptance

The Tenant having investigated and accepted the Landlord’s title prior to the date of this Agreement shall raise no objection or requisition in respect of it, save in relation to matters arising after the date of this Agreement.

14.3	Subjections

The Lease will be granted subject to:-

14.3.1	all matters referred to in the Lease;

14.3.2	all matters capable of registration (whether or not so registered prior to the date of this Agreement) by any local or other authority;

14.3.3	all notices served and orders, demands, proposals or requirements made by any local or other authority (whether before or after the date of this Agreement);

14.3.4	all actual or proposed orders, directions, notices, charges, restrictions, conditions, agreements or other matters arising under any of the Planning Acts whether before or after the date of this Agreement;

14.3.5	any interest which falls within any of the paragraphs of Schedule 3 of the Land Registration Act 2002 (whether or not by virtue of paragraphs 7 to 13 (inclusive) of Schedule 12 to the Land Registration Act 2002) (other than any to which section 29(2)(a)(ii) of the Land Registration Act 2002 does not apply by virtue of section 29(3) of that Act) and any other overriding interests (as defined in the Land Registration Act 1925 (as amended)) which retain that status under the Land Registration Act 2002.

15.	FIXTURES

The electrical installation and any other fixtures and fittings (other than tenant’s and trade fixtures and fittings) installed in the Premises, whether before or after the grant of the Lease, shall become landlord’s fixtures and fittings and remain the property of the Landlord.

16.	DISPUTES

16.1	Appointment of the Independent Expert

The independent person for the purposes of resolving any disputes which may arise under clauses 5.4.2, 8.3, 9.2.2 or 10.4 shall be an independent person (the “Independent Expert”) who shall have been qualified in respect of the general subject matter of the dispute or difference for not less than ten (10) years and who shall be a specialist in relation to such subject matter appointed by agreement between the Developer and the Tenant or (if within five (5) Working Days the Developer and the Tenant have been unable to agree) on the application of either of them by the President for the time being of the Royal Institution of Chartered Surveyors or any other person authorised by him to make appointments on his behalf.

16.2	Acting as an Expert

Any person appointed shall act as an expert in accordance with the following provisions:

16.2.1	his decision shall be final and binding upon the parties to this Agreement;

16.2.2	the Independent Expert shall consider (inter alia) any written representations made on behalf of the Developer or the Tenant (if made within a specified period notified to them (such period to give them a reasonable period in which to collate its representation)) but shall not be bound thereby (but shall give reasons for his determination);

16.2.3	the Independent Expert shall if either the Developer or the Tenant so requests hold hearings of any representations which the Developer or the Tenant wish to present orally and shall permit such evidence to be cross examined provided that the Independent Expert shall be entitled to draw such inference as he or she may wish from any refusal or failure to give evidence or make representations;

16.2.4	the Independent Expert shall be entitled to seek expert advice in relation to any legal or other issue and the cost of so doing will form part of the costs of the Independent Expert and shall if he so requires be paid on account;

16.2.5	the Developer and the Tenant shall use all reasonable endeavours to procure that the Independent Expert shall give his decision as speedily as possible;

16.2.6	the cost of appointing the Independent Expert and his costs and disbursements in connection with his duties under this Agreement shall be shared between the parties to the dispute in such proportions as the Independent Expert shall determine or in the absence of such determination then equally between the Developer and the Tenant; and

16.2.7	if the Independent Expert shall be or become unable to unwilling to act then the procedure hereinbefore contained for the appointment of an expert may be repeated as often as necessary until a decision is obtained.

16.3	If for any reason the foregoing mechanical provisions of this clause 16 shall completely fail (but not further or otherwise) the issue shall then be referred to arbitration by a single arbitrator in accordance with the Arbitration Act 1996 such party to be agreed between the Developer and the Tenant or in the absence of agreement nominated by the persons referred to in clause 16.1 above.

16.4	Save as otherwise provided the parties irrevocably submit to the non-exclusive jurisdiction of the English courts.

17.	INTEREST

Without prejudice to any other right, remedy or power contained in this Agreement or otherwise available to any party, if and whenever any party shall fail to pay any moneys due under this Agreement on the date when payment is due, the defaulting party shall pay to the payee interest on such moneys at the rate of three per cent (3%) above the base rate for the time being of Barclays Bank PLC from and including the date on which such moneys became due to the date of actual payment (both before and after any judgement).

18.	VALUE ADDED TAX

18.1	All sums exclusive of VAT

All sums payable to any party pursuant to this Agreement shall be deemed to be exclusive of any VAT which may be chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes.

18.2	Payment of VAT

Where, pursuant to the terms of this Agreement, any party (the “Supplier”) makes a supply to any other party (the “Recipient”) for VAT purposes and VAT is or becomes chargeable on such supply, the Recipient shall pay to the Supplier on the date of such supply or, if later, on receipt of a valid properly addressed VAT invoice, a sum equal to the amount of such VAT.

18.3	Reimbursement of VAT

Where any party (the “Payor”) is required by the terms of this Agreement to reimburse any other party (the “Payee”) for any cost or expense, the Payor shall reimburse the Payee for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Payee obtains credit or repayment in respect of such VAT from H M Revenue Customs.

19.	REPRESENTATIONS

The Tenant and the Guarantor acknowledge that this Agreement has not been entered into in reliance, wholly or partly, on any statement or representation made by, or on behalf of, the Landlord or the Developer, except any such statement or representation that is expressly set out in this Agreement or the Lease or any such set out in the replies to CPSE.1 and CPSE.3 enquiries and the replies to further enquiries provided by the Landlord’s Solicitors prior to the date of this Agreement.

20.	MERGER OF PRIOR AGREEMENTS

This Agreement contains the entire agreement between the parties relating to the transactions contemplated by this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, whether oral or written, are merged in this Agreement.

21.	NON-MERGER OF AGREEMENT

This Agreement shall not merge in the Lease and shall continue in full force and effect to the extent that anything remains to be performed and observed under it provided that the Developer’s liability to the Tenant in respect of each aspect of the Developer’s Works shall cease on the date which is one year after practical completion of the relevant part of the Developer’s Works.

22.	OBLIGATIONS

The obligations of the Developer under this Agreement are personal to Broadgate West T1 Limited and Broadgate West T2 Limited and any covenants on the part of the Developer which would otherwise be implied by law are hereby expressly excluded.

23.	TERMINATION

23.1	Re-entry

The condition for re-entry contained in the Lease shall be exercisable on any breach of the covenants contained in clauses 9 to 12 of this Agreement as well as on the happening of any of the events specified in that regard in the Lease.

23.2	Termination

This Agreement shall automatically determine on the termination for whatever reason of the Lease.

24.	NOTICES

24.1	Any demand or notice required to be made, given to, or served on, the Tenant or the Guarantor under this Agreement shall be duly and validly given or served if addressed to the Tenant and the Guarantor respectively and sent by pre-paid registered or recorded delivery mail, or sent by fax addressed (in the case of a company) to its registered office, or (in the case of an individual) its last known address, or to such address as the Tenant or the Guarantor may have notified to the Landlord for such purpose.

24.2	Any notice required to be given to, or served on, the Developer or the Landlord shall be duly and validly given or served if sent by pre-paid registered or recorded delivery mail, or sent by fax addressed to the Developer or the Landlord care of Gemini Commercial Investments Limited at 9 Appold Street, London EC2A 2AP, for the attention of Peter Marano (Fax number 020 7422 6644) or at such other address as shall be notified to the Tenant and any Guarantor in writing from time to time.

25.	GUARANTOR’S COVENANTS

25.1	The Guarantor covenants with the Landlord and the Developer, as a primary obligation, that the Tenant or the Guarantor shall duly perform and observe all the obligations on the part of the Tenant contained in this Agreement in the manner and at the times specified in it and indemnifies the Landlord and the Developer as applicable against all claims, demands, losses, damages, liability, costs, fees and expenses whatsoever sustained by the Landlord or the Developer by reason of, or arising in any way directly or indirectly out of, any default by the Tenant in the performance and observance of any of its obligations.

25.2	None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Guarantor as principal obligor under this Agreement or otherwise prejudice or affect the right of the Landlord or the Developer to recover from the Guarantor to the full extent of this guarantee:-

25.2.1	any neglect, delay or forbearance of the Landlord or the Developer in endeavouring to obtain payment of any of the amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Agreement;

25.2.2	any extension of time given by the Landlord or the Developer to the Tenant;

25.2.3	any variation of the terms of this Agreement or the Lease (including any reviews of the rent payable under the Lease) or the transfer of the Landlord’s reversion or the assignment of this Agreement;

25.2.4	any change in the constitution, structure or powers of either the Tenant, the Guarantor, the Landlord or the Developer or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Guarantor;

25.2.5	any legal limitation, or any immunity, disability or incapacity of the Tenant (whether or not known to the Landlord and the Developer) or the fact that any dealings with the Landlord or the Developer by the Tenant may be outside, or in excess of, the powers of the Tenant;

25.2.6	any other act, omission, matter or thing whatsoever whereby, but for this provision, the Guarantor would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord and the Developer).

26.	INVALIDITY OF CERTAIN PROVISIONS

If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Agreement or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

27.	THIRD PARTY RIGHTS

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act to enforce any term of this Agreement but this does not affect any right or remedy of any person which exists or is available apart from that Act.

28.	RESTRICTING DISCLOSURE OF AGREEMENT FOR LEASE AND LEASE TERMS ETC.

28.1	Application to note Agreement for Lease

28.1.1	No application shall be made by or on behalf of the Tenant to note this Agreement at the Land Registry by way of an application for an agreed notice in Form AN1.

28.1.2	An application may be made by or on behalf of the Tenant to note this Agreement at the Land Registry by way of an application in Form UN1 (the “Application Form”) for a unilateral notice (“the notice”) to be registered against the Landlord’s title to the Premises, subject as follows:

(a)	the Tenant shall not submit the Application Form to the Land Registry other than in accordance with this clause 28.1.2; and

(b)	the Tenant shall not submit to the Land Registry the original or a copy of all of any part of this Agreement, whether with the Application Form or otherwise, unless the Tenant is requested or required by the Land Registry to do so.

28.1.3	The Landlord shall not apply to cancel the notice until the determination of this Agreement (howsoever determined).

IN WITNESS whereof this Agreement has been executed by the parties on the date first written above.

Signed by	)

for and on behalf of	)	/s/ Peter Marano

BROADGATE WEST T1 LIMITED	)	Authorised Signatory

Signed by	)

for and on behalf of	)	/s/ Peter Marano

BROADGATE WEST T2 LIMITED	)	Authorised Signatory

Signed by	)

for and on behalf of	)	/s/ Peter Marano

BROADGATE WEST T5 LIMITED	)	Authorised Signatory

Signed by	)

for and on behalf of	)	/s/ Peter Marano

BROADGATE WEST T6 LIMITED	)	Authorised Signatory

Signed by	)

for and on behalf of	)	/s/ Scott Beyer

FACTSET EUROPE LIMITED	)	Authorised Signatory

Signed by	)

for and on behalf of	)	/s/ Peter G. Walsh

FACTSET RESEARCH SYSTEMS	)

INC.	)	Authorised Signatory

ANNEXURE 1

BASE BUILDING SPECIFICATION

ANNEXURE 2

SITE PLAN

ANNEXURE 3

CATEGORY A SPECIFICATION

ANNEXURE 4

FITTING OUT MANUAL

ANNEXURE 5

DECENNIAL INSURANCE

ANNEXURE 6

DRAFT LEASE

ANNEXURE 7

DRAFT LICENCE FOR ALTERATIONS

ANNEXURE 8

SIXTH FLOOR SEPARATION WORKS

Construction of demising wall:

•	Drywall partition.

•	2 hour fire rated.

•	Top of bottom slab to underside of top slab above, or slab to slab, full height.

•	2 layers 15mm plasterboard each side of 70mm metal studs at 600 centres with infill.

•	Taped, jointed and sanded left ready for decoration.

ANNEXURE 9

BASE BUILD WARRANTIES